Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-155421) of Noble Corporation, a Cayman Islands company (“Noble-Cayman”) of our report dated February 26, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble-Cayman, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2010